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                                                                     EXHIBIT 21

                              Polymer Group, Inc.
              Subsidiaries of Polymer Group, Inc., as of 3/26/99

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                                                           Jurisdiction of
Subsidiary                                                  Incorporation
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
PGI Polymer, Inc..................................... Delaware
Chicopee Holdings, Inc............................... Delaware
Chicopee, Inc........................................ Delaware
Chicopee Holdings B.V................................ The Netherlands, Delaware*
Chicopee, B.V........................................ The Netherlands
FiberTech Group, Inc................................. Delaware
Technetics Group, Inc................................ Delaware
Fibergol Corporation................................. Delaware
Bonlam S.A. de C.V................................... Mexico
Fabrene Group, Inc................................... Canada
Fabrene Inc.......................................... Canada
Fabrene Corp......................................... Delaware
Fabrene L.L.C........................................ Delaware
PNA Corp............................................. North Carolina
FNA Polymer Corp..................................... North Carolina
FNA Acquisition, Inc................................. Delaware
DT Acquisition Inc................................... Canada
Loretex Corporation.................................. New York
Dominion Textile (USA) Inc........................... Delaware
Dominion Textile Mauritius........................... Mauritius
Dominion Textile France S.A.......................... France
Nordlys S.A.......................................... France
Nordlys UK Ltd....................................... United Kingdom
Geca Tapes B.V....................................... The Netherlands
Albuma S.A........................................... France
DomTex Industries Inc................................ New York
Poly-Bond Inc........................................ Delaware
3427790 Canada Limited............................... Canada
FabPro Oriented Polymers, Inc........................ Delaware
PenTech Builders..................................... Canada
PGI Nonwovens (Mauritius)............................ Mauritius
Vateks Tekstil Sanayi ve Ticaret A.S................. Turkey
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* Pursuant to a certificate of domestication filed with the Secretary of State of Delaware on September 19, 1996, this subsidiary was incorporated in the State of Delaware under the name Chicopee Holdings (Netherlands) B.V. Corporation.